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                                                                    Exhibit 10.2


                         RESTRICTED STOCK UNIT AGREEMENT

                  This RESTRICTED STOCK UNIT AGREEMENT ("AGREEMENT"), dated September 11, 2003, between Avatar Holdings Inc., a Delaware corporation (the "COMPANY") and Dennis Getman (the "PARTICIPANT").

         1. AWARD. Pursuant to the provisions of the Amended and Restated 1997 Incentive and Capital Accumulation Plan, as the same may be amended, modified and supplemented (the "PLAN"), the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD") hereby awards to the Participant, on the date hereof, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an opportunity to receive 15,504 Restricted Stock Units ("UNITS"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

         2. TERMS AND CONDITIONS. The award evidenced by this Agreement is subject to the following terms and conditions:

         (a) The Participant is hereby granted 15,504 Units on the date hereof.

         (b) The Participant shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of Common Stock in respect of the Units until such Units have vested and been distributed to the Participant in the form of shares of Common Stock in accordance with Sections 3 and 4 hereof.

         (c) Except as provided in this Section 2(c), the Units and any interest of the Participant therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. Any attempt to transfer Units in contravention of this Section 2(c) is void AB INITIO. Units shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, with the prior written consent of the Committee, the Participant shall be permitted to transfer such Units to members of his immediate family (I.E., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; PROVIDED, HOWEVER, that no consideration can be paid for the transfer of the Units and the transferee of the Units shall be subject to all conditions applicable to the Units (including all of the terms and conditions of this Agreement) prior to transfer.

         3. VESTING AND CONVERSION OF UNITS. On January 2, 2007, the Units granted to the Participant pursuant to Section 2(a) hereof, shall vest in full and such vested Units shall be converted into an equivalent number of shares of Common Stock that will be promptly distributed to the Participant; PROVIDED, HOWEVER, that subject to the provisions of Section 4 hereof, no Units shall vest or be converted and distributed to the Participant unless the Participant is an employee of the Company on December 31, 2006.



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         Upon the distribution of the shares of Common Stock in respect of the
Units, the Company shall issue to the Participant or the Participant's personal representative a stock certificate representing such shares of Common Stock, free of any restrictions, but subject to Section 8 hereof.

         4. TERMINATION OF EMPLOYMENT; CHANGE IN THE COMMON STOCK.

         (a) TERMINATION OF EMPLOYMENT.

                  (i) If the Participant's employment with the Company is terminated by the Company for "cause" (as defined below) or by the Participant, the Participant shall forfeit all Units granted to the Participant pursuant to Section 2(a) hereof.

                  (ii) If the Participant's employment with the Company is terminated by the Company other than for "cause", all Units granted to the Participant pursuant to Section 2(a) hereof, if any, shall vest, be converted into shares of Common Stock and be promptly distributed to the Participant.

                  (iii) If the Participant dies or in the event the Participant's employment with the Company is terminated by the Company by reason of the Participant's "disability" (as defined below), 7,752 Units granted to the Participant pursuant to Section 2(a) hereof, shall vest, be converted into shares of Common Stock and be promptly distributed to the Participant and the remainder of the Units shall be forfeited.

                  For purposes of this Section 4(a), the terms "CAUSE" and "DISABILITY", shall have the meanings ascribed to such terms in the Participant's employment agreement with the Company, dated September 11, 2003, as amended or restated from time to time.

         (b) CHANGE IN COMMON STOCK. In the event of any change in the Common Stock (through merger, consolidation, reorganization, exchange of shares, or other similar transaction which results in a change in the capital structure of the Company), an adjustment shall be made to each outstanding Unit such that each such Unit shall thereafter vest in accordance with Section 3 for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Unit had such Unit vested in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur.

         5. DEFERRAL. The Participant may elect to defer the receipt of Common Stock upon the vesting of the Units granted to the Participant pursuant to
Section 2(a) hereof and for the Company to continue to maintain such Units on its books of account if the Participant delivers to the Company a written notice of such election at least six months prior to such vesting and enters into a deferral agreement with the Company on terms satisfactory to the Committee.



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         6. EQUITABLE ADJUSTMENT. If there shall be any change in the Common
Stock of the Company, through recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, in order to prevent dilution or enlargement of the Participant's rights under this Agreement and the Plan, the Committee may, in an equitable manner, adjust the number and kind of shares that may be issued under this Agreement and make any other appropriate adjustments in the terms of the Units and this Agreement to reflect such changes or distributions.

         7. TAXES. Any distribution of Common Stock pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. In connection with any such distribution, the Company may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the Units granted hereunder and any distribution of shares of Common Stock in respect thereof by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates prescribed by statute or regulation.

         8. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing shares of Common Stock issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or the NASDAQ National Market System, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Common Stock to the Participant if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or the NASDAQ National Market System, or the Participant shall not yet have complied fully with the provisions of Section 7 hereof.

         9. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. The Participant hereby represents that the Common Stock issuable pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. The Participant acknowledges and agrees that any sale or distribution of shares of Common Stock issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which registration statement has become effective and is current with regard to the shares being

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sold, or (b) a specific exemption from the registration requirements of the
Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Participant hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Common Stock issued pursuant to this Agreement and delivering stop transfer instructions to the Company's stock transfer agent.

         10. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon the Participant any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Participant's employer to terminate the Participant's employment at any time for any reason or no reason.

         11. CONSTRUCTION. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Participant and the Company.

         12. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Participant at the last address specified in Participant's employment records, or such other address as the Participant may designate in writing to the Company, or (ii) to the Company, Avatar Holdings Inc., 201 Alhambra Circle, 12th Floor, Coral Gables, Florida 33134 Attention: Chairman of the Board, or such other address as the Company may designate in writing to the Participant.

         13. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         14. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

         15. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

         17. MISCELLANEOUS. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          AVATAR HOLDINGS INC.


                                          By:     /s/ GERALD D. KELFER
                                             -----------------------------------
                                               Name: Gerald D. Kelfer
                                               Title: Chief Executive Officer



                                                    /s/ DENNIS J. GETMAN
                                               ---------------------------------
                                                        Dennis Getman



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